Exhibit 10.13

First Amendment to Employment Agreement
between
SmartRent, Inc. and Lucas Haldeman

This First Amendment to the Executive Employment Agreement entered into between SmartRent, Inc. and Lucas Haldeman (“Executive”) is entered into effective January 1, 2024 (the “Amendment Effective Date”) by and between SmartRent, Inc. and Executive (each a “Party” and collectively the “Parties”).

RECITALS

Whereas, on or about March 16, 2021 the Parties executed an Executive Employment Agreement (“Employment Agreement”), the terms of which govern the Executive’s employment with SmartRent;

Whereas, SmartRent desires to amend Executive’s Employment Agreement to reflect certain changes in alignment with comparable market compensation arrangements;

NOW THEREFORE, in consideration of the foregoing and of the mutual promises contained herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged and deemed to be legally sufficient, the Parties hereby agree as follows:

TERMS

1.
The Parties agree that the following provision in the Employment Agreement shall be amended as set forth below.

a.
All references to SmartRent.com, Inc. shall be stricken and replaced with SmartRent, Inc.

b.
The first sentence of Section 9.C.(i) Termination Without Clause Section shall be deleted and replaced in its entirety as follows:

i. If Company terminates your employment within twelve (12) months after or three (3) months before a Change of Control (as defined below) other than due to your death, Disability, or for Cause (as defined below), you shall receive the Accrued Amounts on the date of termination or, if otherwise provided in an applicable employee benefit plan, in accordance with the time and form of payment provisions of such plan, as permitted by law, and, in addition, subject to the Severance Conditions below, Company shall provide to you: (1) a severance payment equal to twenty four (24) months of your Base Salary as of the termination date (the “Severance Payment”), divided and paid in equal installments over a period of twenty (24) months in accordance with Company’s regular payroll practices starting on the first regular payday occurring after the effective date of the Release (as defined below), but in any event no later than ninety (90) days following the termination date, except that if such ninety (90) day period spans two (2) calendar years, then payment of any portion of the Severance Payment which constitutes deferred compensation subject to Code Section 409A (as defined below) shall in any event begin in the second such calendar year; (2) an amount sufficient to reimburse you for the premiums required to continue employee’s group health care coverage for a period of twenty four (24) months under the application provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), provided that you elect to continue and remain eligible for these benefits under COBRA, and do not obtain health coverage through another employer during this period, and provided further that you are in full compliance with your obligations under the Company’s Confidential Separation Agreement; and (3) immediate vesting of equity grants made to you pursuant to the SmartRent.com, Inc. 2018 Stock Plan and SmartRent, Inc. 2021 Equity Incentive Plan (collectively, the "Plan(s)") (collectively, the “Severance Benefits”).

2.
No Conflict. The Parties hereby agree not to take any actions inconsistent with this Amendment.

3. Capitalized Terms. Capitalized terms herein have the same meaning as used in the Employment Agreement unless otherwise noted herein.

4. Effect of Amendment. All other terms and conditions outlined in the Employment Agreement remain in effect. In the event of a conflict between the terms and provisions of this Amendment and Employment Agreement, the terms and provisions of this Amendment will control.

5. Binding Effect. Each party represents and warrants to the other party that (i) it has the authority to enter into this Amendment and to grant the rights contained herein, and (ii) the person signing this t Amendment is authorized to sign on behalf of that party.

6. Counterparts and Electronic Signatures. This Amendment may be executed in one or more counterparts (including scanned and emailed counterparts), each of which will be deemed an original, and all of which together constitute one and the same agreement. This Amendment may be executed by facsimile, portable document format (PDF), other electronic methods (e.g., DocuSign), and a facsimile, PDF, scanned, or other electronic signature will be treated as an original signature.

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, hereby execute this Amendment as of the Amendment Effective Date.

SmartRent, Inc.:

Name: Daryl Stemm Name: Lucas Haldeman

Signature: _____________________ Signature: ______________________

Title: ___________________________ Title: ___________________________

Date: ________________ Date: ________________